Exhibit 99.1

F.N.B. Corporation Reports Second Quarter 2017 Earnings

Company Achieves Record Revenue and Record Net Income

PITTSBURGH, July 20, 2017 /PRNewswire/ -- F.N.B. Corporation (NYSE: FNB) reported earnings for the second quarter of 2017 with net income available to common stockholders of $72.4 million, or $0.22 per diluted common share. Comparatively, first quarter of 2017 reported net income available to common stockholders totaled $21.0 million, or $0.09 per diluted common share, and second quarter of 2016 reported net income available to common stockholders totaled $39.3 million, or $0.19 per diluted common share.

Excluding the after-tax impact of merger-related expenses of approximately $0.9 million, second quarter operating net income per diluted common share was $0.23. Comparatively, excluding the after-tax impact of $35.1 million of merger-related expenses and $1.7 million of merger-related net securities gains, first quarter operating net income per diluted common share was $0.23, and excluding the after-tax impact of $6.9 million of merger-related expenses, second quarter of 2016 operating net income per diluted common share was $0.22.

"FNB delivered solid performance, achieving record revenue and record net income, as well as an improved efficiency ratio," said Vincent J. Delie, Jr., President, and Chief Executive Officer. "We are particularly pleased with the early successes in our new markets and continue to be excited about the potential growth opportunities from the expanded footprint. Across the company, our results reflect success in executing on our key strategic objectives designed to deliver long-term sustainable value for our shareholders."

Second Quarter 2017 Highlights (All comparisons refer to the first quarter of 2017, except as noted)

  Organic growth in total average loans was $305 million, or 6.1% annualized, with average commercial loan growth of $129 million or 4.1% annualized, and average consumer loan growth of $173 million or 9.5% annualized (including residential mortgage, direct and indirect installment, and home-equity related products).
  On an organic basis, average total deposits increased $60 million or 1.1% annualized, including an increase in non-interest bearing deposits of $106 million, somewhat offset by a decrease in time deposits, led by a planned decline in higher-cost brokered time deposits.
  The net interest margin (FTE) (non-GAAP) increased 7 bps to 3.42% from 3.35%, and included 3 basis points of purchase accounting accretion and cash recoveries, compared to 7 basis points in the first quarter.
  Non-interest income increased $11.0 million or 19.9%, reflecting broad-based improvements in fee-related services and expanded opportunities from the Yadkin acquisition.
  The efficiency ratio on an operating basis (non-GAAP) was 54.3%, compared to 57.2% in the prior quarter and 55.4% in the year-ago quarter.
  Annualized originated net charge-offs were 0.38% of total average originated loans, compared to 0.25% annualized in the first quarter of 2017 and 0.35% annualized in the year-ago quarter.

The tangible common equity to tangible assets ratio (non-GAAP) was 6.83% at June 30, 2017, compared to 6.80% at March 31, 2017. The tangible book value per common share (non-GAAP) was $6.00 at June 30, 2017, an increase of $0.14 from March 31, 2017.

Non-GAAP measures referenced in this release are used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. Reconciliations of GAAP to non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the tables at the end of this release. Organic growth refers to growth excluding the benefit of initial balances from acquisitions.

Quarterly Results Summary	2Q17	1Q17	2Q16
Reported results
Net income available to common stockholders (millions)	$72.4	$21.0	$39.3
Net income per diluted common share	$0.22	$0.09	$0.19
Book value per common share (period-end)	$13.26	$13.16	$11.61
Operating results (non-GAAP)
Operating net income available to common stockholders (millions)	$73.3	$54.4	$46.1
Operating net income per diluted common share	$0.23	$0.23	$0.22
Tangible common equity to tangible assets (period-end)	6.83%	6.80%	6.68%
Tangible book value per common share (period-end)	$6.00	$5.86	$6.40
Average Diluted Common Shares Outstanding (in 000's)	324,868	239,262	211,675
Significant items influencing earnings[1] (millions)
Pre-tax merger-related expenses	$(1.4)	$(52.7)	$(10.6)
After-tax impact of merger-related expenses	$(0.9)	$(35.1)	$(6.9)
Pre-tax merger-related net securities gains	$—	$2.6	$—
After-tax impact of net merger-related securities gains	$—	$1.7	$—
(1) Favorable (unfavorable) impact on earnings

Second Quarter 2017 Results – Comparison to Prior Quarter

Net interest income totaled $218.4 million, increasing $45.7 million or 26.4%. The net interest margin (FTE) (non-GAAP) increased 7 basis points to 3.42% and included $0.5 million of purchase accounting accretion and $1.1 million of cash recoveries, compared to $3.0 million of purchase accounting accretion and $0.3 million of cash recoveries in the first quarter. Total average earning assets increased $4.9 billion or 22.9%, mostly due to the acquired Yadkin balances, as well as organic loan growth of $305 million and a $627 million increase in the securities portfolio, with the increase in average securities commensurate with the larger combined balance sheet.

Average loans totaled $20.4 billion and increased $4.2 billion, or 25.8%, reflecting the acquired Yadkin balances and organic loan growth in the commercial and consumer portfolios. Average organic commercial loan growth totaled $129 million or 4.1% annualized, led by strong origination volume toward the end of the quarter in the Maryland and Cleveland regions. Average organic consumer loan growth was $173 million, or 9.5% annualized, reflecting our expanded footprint, new dealer relationships for indirect auto loans and continued growth in the residential mortgage portfolio.

Average deposits totaled $21.2 billion and increased $4.0 billion, or 23.5%, primarily reflecting the acquired Yadkin deposits. Organic growth in average noninterest bearing deposits and money market balances was mostly offset by planned declines in higher-cost brokered time deposits.

Non-interest income totaled $66.1 million, increasing $11.0 million, or 19.9%. The increase in non-interest income was due primarily to strong performance in capital markets and higher mortgage banking revenues, as well as growth in service charges reflecting increased transaction volume from the expanded customer base. Interest rate swap activity drove growth in capital markets and benefited from a favorable rate environment in the quarter. Increased mortgage banking revenues from higher loan production volume were somewhat offset by seasonal declines in insurance commissions compared to the first quarter.

Non-interest expense totaled $163.7 million, decreasing $23.8 million and including $1.4 million of merger-related expenses. Excluding merger-related expenses, non-interest expense would have increased $27.5 million primarily related to the expanded operations from Yadkin. The efficiency ratio (non-GAAP) was 54.3%, compared to 57.2%.

Credit quality results remained at satisfactory levels. The ratio of non-performing loans and OREO to total loans and OREO increased 1 basis point to 0.78%. For the originated portfolio, the ratio of non-performing loans and OREO to total loans and OREO decreased 4 basis points to 1.08%. Total originated delinquency, defined as total past due and non-accrual originated loans as a percentage of total originated loans, increased 5 basis points to 0.99%, compared to 0.94% at March 31, 2017.

Net charge-offs totaled $11.8 million, or 0.23% annualized of total average loans, compared to $8.1 million, or 0.20% annualized in the first quarter of 2017, and $10.1 million, or 0.28% annualized in the second quarter of 2016. For the originated portfolio, net charge-offs were $12.7 million, or 0.38% annualized of total average originated loans, compared to $7.9 million or 0.25% annualized in the first quarter of 2017, and $9.9 million, or 0.35% annualized in the second quarter of 2016. The ratio of the allowance for loan losses to total loans and leases increased 1 basis point from March 31, 2017, to 0.81% at June 30, 2017. For the originated portfolio, the allowance for loan losses to total originated loans was 1.15%, compared to 1.19% at March 31, 2017, which reflects strong organic loan growth and favorable credit performance in certain portfolios. The total provision for loan losses was $16.8 million, compared to $10.9 million in the prior quarter, and $16.6 million in the year-ago quarter.

June 30, 2017 Year-To-Date Results – Comparison to Prior Year-To-Date Period

Net interest income totaled $391.2 million, increasing $96.4 million, or 32.7%, reflecting average earning asset growth of $6.0 billion, or 34.1%, and including $3.6 million of purchase accounting accretion and $1.5 million of cash recoveries, compared to $2.6 million of purchase accounting accretion and $3.3 million of cash recoveries in the first six months of 2016. The net interest margin (FTE) (non-GAAP) declined 2 basis points to 3.39% and included 4 basis points of purchase accounting accretion and cash recoveries in the first six months of 2017, compared to 7 basis points in the first six months of 2016.

Average loans totaled $18.3 billion, an increase of $4.5 billion, or 32.6%, due to the benefit from continued organic loan growth and acquired balances. Organic growth in total average loans equaled $874 million, or 6.1%. Total average organic consumer loan growth of $616 million, or 10.8%, was led by strong growth in residential mortgage and indirect auto loans. Organic growth in average commercial loans totaled $263 million, or 3.1%. Organic commercial loan growth compared to the year-ago period was somewhat offset by prepayment activity in the total commercial loan portfolio experienced in the second half of 2016. Average deposits totaled $19.2 billion and increased $4.2 billion, or 28.3%, due to the benefit of acquired balances and average organic growth of $294 million or 1.9%. On an organic basis, average total transaction deposits increased $479 million or 3.7%. Total loans as a percentage of total deposits were 97.5% at June 30, 2017

Non-interest income totaled $121.2 million, increasing $23.7 million or 24.4%. Non-interest income reflects the benefit of the Yadkin acquisition and continued expansion of our fee-based businesses of capital markets, wealth management, mortgage banking and insurance for our existing and acquired customer base.

Non-interest expense totaled $351.3 million, increasing $85.0 million, or 31.9%. The first six months of 2017 included merger-related expenses of $54.1 million, compared to $35.5 million. Excluding merger-related expenses, total adjusted non-interest expense increased $66.4 million, or 28.8%, with the increase primarily attributable to the expanded operations from recent acquisitions. The efficiency ratio (non-GAAP) was 55.5%, compared to 55.9%.

Credit quality results remained at satisfactory levels. For the originated portfolio, non-performing loans and OREO to total loans and OREO decreased 7 basis points to 1.08%, compared to 1.15%. Total originated delinquency was 0.99% at June 30, 2017, a 3 basis point decrease from June 30, 2016.

Net charge-offs for the first six months of 2017 totaled $20.0 million, or 0.22% annualized of total average loans, compared to 0.23% annualized. Net originated charge-offs were 0.31% annualized of total average originated loans, compared to 0.28% annualized. For the originated portfolio, the allowance for loan losses to total originated loans decreased 11 basis points to 1.15%, compared to 1.26% at June 30, 2016, reflecting strong organic loan growth and favorable credit performance in certain portfolios. The ratio of the allowance for loan losses to total loans decreased 25 basis points to 0.81%, primarily attributable to additional loan balances from acquisitions that were initially recorded at fair value without a corresponding allowance for loan losses in accordance with accounting for business combinations. The total provision for loan losses was $27.6 million, compared to $28.4 million in the prior period.

Non-GAAP Financial Measures and Key Performance Indicators

We use non-GAAP financial measures, such as operating net income available to common stockholders, operating net income, operating earnings per diluted common share, return on average tangible common equity, return on average tangible assets, tangible book value per common share, the ratio of tangible common equity to tangible assets, efficiency ratio, and net interest margin to provide information useful to investors in understanding our operating performance and trends, and to facilitate comparisons with the performance of our peers. Management uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities. The non-GAAP financial measures and key performance indicators we use may differ from the non-GAAP financial measures and key performance indicators other financial institutions use to measure their performance and trends.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. In the event of such a disclosure or release, the Securities and Exchange Commission's (SEC) Regulation G requires: (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP. Reconciliations of GAAP to non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the tables at the end of this release.

Management believes merger-related expenses are not organic costs attendant to operations and facilities. These charges principally represent expenses to satisfy contractual obligations of the acquired entity without any useful benefit to us, to convert and consolidate the entity's records, systems, and data onto our platforms and professional fees related to the transaction. These costs are specific to each individual transaction and may vary significantly based on the size and complexity of the transaction.

For the calculation of net interest margin and the efficiency ratio, net interest income amounts are reflected on a fully taxable equivalent (FTE) basis which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35.0% for each period presented. We use these measures to provide an economic view believed to be the preferred industry measurement for these items and provides relevant comparison between taxable and non-taxable amounts.

Cautionary Statement Regarding Forward-Looking Information

A number of statements (i) in this earnings release, (ii) in our presentations, and (iii) in our responses to questions on our conference call discussing our quarterly results and transactions, strategies and plans may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including our expectations relative to business and financial metrics, the execution of the Yadkin transaction, our outlook regarding revenues, expenses, earnings, liquidity, asset quality and statements regarding the impact of technology enhancements and customer and business process improvements.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. F.N.B. assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Such forward-looking statements may be expressed in a variety of ways, including the use of future and present tense language expressing expectations or predictions of future financial or business performance or conditions based on current performance and trends. Forward-looking statements are typically identified by words such as "believe," "plan," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "will," "should," "project," "goal," and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties. In addition to factors previously disclosed in F.N.B.'s reports filed with the SEC, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; potential difficulties encountered in expanding into a new and remote geographic market; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business and technology initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System and legislative and regulatory actions and reforms.

The forward-looking statements contained in (i) in this earning release, (ii) in our presentations, and (iii) in our responses to questions on our conference call and other "forward-looking statements" contained in other public statements of F.N.B. which make reference to the cautionary factors described in this earnings release are based upon reasonable current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond F.N.B.'s control or influence). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including but not limited to, the risk factors and other uncertainties described in F.N.B.'s Annual Report Form 10-K for the year ended December 31, 2016, our first quarter 2017 Form 10-Q (including the risk factors and risk management discussions) and F.N.B.'s other subsequent filings with the SEC. Our forward-looking statements may also be subject to other risks and uncertainties, including those we discuss elsewhere in this earnings release or other SEC filings or on our corporate website at https://www.fnb-online.com/about-us/investor-relations-shareholder-services. We have included our web address as an inactive textual reference only. Information on our website is not part of this earnings release. All forward-looking statements in this earnings release or in the presentation made in connection herewith (including responses to questions) speak only to July 20, 2017, and F.N.B. undertakes no obligation to update any such forward-looking statements to reflect events, occurrences or circumstances after that date or to reflect the occurrence of unanticipated events.

Conference Call

The Company's President and Chief Executive Officer, Vincent J. Delie, Jr., Chief Financial Officer, Vincent J. Calabrese, Jr., and Chief Credit Officer, Gary L. Guerrieri, will host a conference call to discuss the Company's financial results on Thursday, July 20, 2017, at 10:30 AM ET.

Participants are encouraged to pre-register for the conference call at http://dpregister.com/10108931. Callers who pre-register will be provided a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.

Dial-in Access: The conference call may be accessed by dialing (844) 802-2440 or (412) 317-5133 for international callers. Participants should ask to be joined into the F.N.B. Corporation call.

Webcast Access: The audio-only call and related presentation materials may be accessed via webcast through the "Shareholder and Investor Relations" section of the Corporation's website at www.fnbcorporation.com. Access to the live webcast will begin approximately 30 minutes prior to the start of the call.

Presentation Materials: Presentation slides and the earnings release will also be available on the Corporation's website on the "About Us" section of our corporate website at www.fnbcorporation.com.

A replay of the call will be available shortly after the completion of the call until midnight ET on Thursday, July 27, 2017. The replay can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the conference replay access code is 10108931. Following the call, the related presentation materials will be posted to the "Shareholder and Investor Relations" section of F.N.B. Corporation's website at www.fnbcorporation.com.

About F.N.B. Corporation

F.N.B. Corporation (NYSE:FNB), headquartered in Pittsburgh, Pennsylvania, is a diversified financial services company operating in eight states. FNB holds a significant retail deposit market share in attractive markets including: Pittsburgh, Pennsylvania; Baltimore, Maryland; Cleveland, Ohio; and Charlotte, Raleigh, Durham and the Piedmont Triad (Winston-Salem, Greensboro and High Point) in North Carolina. The Company has total assets of $31 billion, and more than 400 banking offices throughout Pennsylvania, Ohio, Maryland, West Virginia, North Carolina and South Carolina. The Company also operates Regency Finance Company, which has more than 75 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee.

FNB provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network which is led by its largest affiliate, First National Bank of Pennsylvania, founded in 1864. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, international banking, business credit, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services, including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. FNB's wealth management services include asset management, private banking and insurance.

The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol "FNB" and is included in Standard & Poor's MidCap 400 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Customers, shareholders and investors can learn more about this regional financial institution by visiting the F.N.B. Corporation website at www.fnbcorporation.com.

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

				Percent Variance
				2Q17 -	2Q17 -
Statement of earnings	2Q17	1Q17	2Q16	1Q17	2Q16
Interest income	$251,034	$194,693	$170,931	28.9	46.9
Interest expense	32,619	21,941	16,562	48.7	96.9
Net interest income	218,415	172,752	154,369	26.4	41.5

Non-interest income:
Service charges	33,389	24,807	25,805	34.6	29.4
Trust income	5,715	5,747	5,405	-0.6	5.7
Insurance commissions and fees	4,347	5,141	4,105	-15.4	5.9
Securities commissions and fees	3,887	3,623	3,622	7.3	7.3
Capital markets income	5,004	3,847	4,147	30.1	20.7
Mortgage banking operations	5,173	3,790	2,753	36.5	87.9
Net securities gains (losses)	493	2,625	226	n/m	n/m
Other	8,070	5,536	5,348	45.8	50.9
Total non-interest income	66,078	55,116	51,411	19.9	28.5

Total revenue	284,493	227,868	205,780	24.8	38.3

Provision for credit losses	16,756	10,850	16,640	54.4	0.7

Non-interest expense:
Salaries and employee benefits	84,899	73,578	61,329	15.4	38.4
Occupancy and equipment	26,480	20,979	20,207	26.2	31.0
FDIC insurance	9,376	5,387	5,103	74.0	83.7
Amortization of intangibles	4,813	3,098	3,388	55.4	42.1
Other real estate owned	1,008	983	172	2.6	486.9
Merger-related	1,354	52,724	10,551	n/m	n/m
Other	35,784	30,806	28,879	16.2	23.9
Total non-interest expense	163,714	187,555	129,629	-12.7	26.3

Income before income taxes	104,023	29,463	59,511	253.1	74.8
Income taxes	29,617	6,484	18,211	356.8	62.6
Net income	74,406	22,979	41,300	223.8	80.2
Preferred stock dividends	2,010	2,010	2,010
Net income available to common stockholders	$72,396	$20,969	$39,290	245.2	84.3

Earnings per common share:
Basic	$0.22	$0.09	$0.19	144.4	15.8
Diluted	$0.22	$0.09	$0.19	144.4	15.8

Reconciliation of Operating Net Income (non-GAAP):
Net income available to common stockholders	$72,396	$20,969	$39,290
Pre-tax merger-related expense	1,354	52,724	10,551
Tax impact of merger-related expense	(419)	(17,579)	(3,693)
Pre-tax merger-related net securities gains	0	(2,609)	0
Tax impact of merger-related net securities gains	0	913	0
Operating net income available to common stockholders (non-GAAP)	$73,331	$54,418	$46,148	34.8	58.9

Earnings per diluted common share	$0.22	$0.09	$0.19
Effect of pre-tax merger-related expense	0.01	0.22	0.05
Effect of tax impact of merger-related expense	(0.00)	(0.07)	(0.02)
Effect of pre-tax merger-related net securities gains	0.00	(0.01)	0.00
Effect of tax impact of merger-related net securities gains	0.00	0.00	0.00
Operating earnings per diluted common share (non-GAAP)	$0.23	$0.23	$0.22	0.0	4.5

Common stock data
Average diluted shares outstanding	324,867,759	239,261,683	211,675,449	35.8	53.5
Period end shares outstanding	323,226,474	322,906,763	210,120,601	0.1	53.8
Book value per common share	$13.26	$13.16	$11.61	0.8	14.2
Tangible book value per common share (1)	$6.00	$5.86	$6.40	2.4	-6.2
Dividend payout ratio (common)	53.89%	121.83%	64.68%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Six Months
	Ended June 30,		Percent
Statement of earnings	2017	2016	Variance
Interest income	$445,727	$326,685	36.4
Interest expense	54,560	31,962	70.7
Net interest income	391,167	294,723	32.7

Service charges	58,196	46,939	24.0
Trust income	11,462	10,687	7.3
Insurance commissions and fees	9,488	9,026	5.1
Securities commissions and fees	7,510	6,996	7.3
Capital markets income	8,851	6,996	26.5
Mortgage banking operations	8,963	4,348	106.1
Net securities gains (losses)	3,118	297	n/m
Other	13,606	12,166	11.8
Total non-interest income	121,194	97,455	24.4

Total revenue	512,361	392,178	30.6

Provision for credit losses	27,606	28,408	-2.8

Non-interest expense:
Salaries and employee benefits	158,477	117,754	34.6
Occupancy and equipment	47,459	38,029	24.8
FDIC insurance	14,763	9,071	62.8
Amortization of intangibles	7,911	6,037	31.0
Other real estate owned	1,991	1,581	25.9
Merger-related	54,078	35,491	n/m
Other	66,590	58,314	14.2
Total non-interest expense	351,269	266,277	31.9

Income before income taxes	133,486	97,493	36.9
Income taxes	36,101	30,061	20.1
Net income	97,385	67,432	44.4
Preferred stock dividends	4,020	4,020
Net income available to common stockholders	$93,365	$63,412	47.2

Earnings per common share:
Basic	$0.33	$0.31	6.5
Diluted	$0.33	$0.31	3.2

Reconciliation of Operating Net Income (non-GAAP):
Net income available to common stockholders	$93,365	$63,412
Pre-tax merger-related expense	54,078	35,491
Tax impact of merger-related expense	(17,998)	(12,104)
Pre-tax merger-related net securities gains	(2,609)	0
Tax impact of merger-related net securities gains	913	0
Operating net income available to common stockholders (non-GAAP)	$127,749	$86,799	47.2

Earnings per diluted common share	$0.33	$0.31
Effect of pre-tax merger-related expense	0.19	0.17
Effect of tax impact of merger-related expense	(0.06)	(0.06)
Effect of pre-tax merger-related net securities gains	(0.01)	0.00
Effect of tax impact of merger-related net securities gains	0.00	0.00
Operating earnings per diluted common share (non-GAAP)	$0.45	$0.43	4.7

Common stock data
Average diluted shares outstanding	282,285,482	203,271,405	38.9
Period end shares outstanding	323,226,474	210,120,601	53.8
Book value per common share	$13.26	$11.61	14.2
Tangible book value per common share (1)	$6.00	$6.40	-6.2
Dividend payout ratio (common)	69.15%	79.97%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

				Percent Variance
				2Q17 -	2Q17 -
Balance Sheet (at period end)	2Q17	1Q17	2Q16	1Q17	2Q16
Assets
Cash and due from banks	$397,482	$381,416	$285,783	4.2	39.1
Interest bearing deposits with banks	125,136	68,967	113,244	81.4	10.5
Cash and cash equivalents	522,618	450,383	399,027	16.0	31.0
Securities available for sale	2,593,455	2,638,815	2,133,662	-1.7	21.5
Securities held to maturity	3,075,634	2,922,152	2,064,305	5.3	49.0
Loans held for sale	168,727	75,270	12,062	124.2	1298.8
Loans and leases, net of unearned income	20,533,298	20,177,650	14,563,128	1.8	41.0
Allowance for credit losses	(165,699)	(160,782)	(154,369)	3.1	7.3
Net loans and leases	20,367,599	20,016,868	14,408,759	1.8	41.4
Premises and equipment, net	335,297	355,435	224,805	-5.7	49.2
Goodwill	2,244,972	2,250,305	1,021,247	-0.2	119.8
Core deposit and other intangible assets, net	131,410	134,699	83,744	-2.4	56.9
Bank owned life insurance	476,363	467,457	328,127	1.9	45.2
Other assets	837,651	879,310	539,229	-4.7	55.3
Total Assets	$30,753,726	$30,190,695	$21,214,967	1.9	45.0

Liabilities
Deposits:
Non-interest bearing demand	$5,544,753	$5,537,679	$3,969,115	0.1	39.7
Interest bearing demand	9,221,408	9,285,393	6,657,651	-0.7	38.5
Savings	2,562,259	2,623,531	2,284,159	-2.3	12.2
Certificates and other time deposits	3,723,287	3,879,669	2,617,637	-4.0	42.2
Total Deposits	21,051,707	21,326,272	15,528,562	-1.3	35.6
Short-term borrowings	4,425,967	3,585,963	2,260,411	23.4	95.8
Long-term borrowings	656,883	696,206	656,844	-5.6	0.0
Other liabilities	226,731	226,459	223,813	0.1	1.3
Total Liabilities	26,361,288	25,834,900	18,669,630	2.0	41.2

Stockholders' Equity
Preferred Stock	106,882	106,882	106,882	0.0	0.0
Common stock	3,250	3,246	2,116	0.1	53.6
Additional paid-in capital	4,024,576	4,020,527	2,220,243	0.1	81.3
Retained earnings	333,201	299,818	255,921	11.1	30.2
Accumulated other comprehensive loss	(56,383)	(56,969)	(25,459)	-1.0	121.5
Treasury stock	(19,088)	(17,709)	(14,366)	7.8	32.9
Total Stockholders' Equity	4,392,438	4,355,795	2,545,337	0.8	72.6
Total Liabilities and Stockholders' Equity	$30,753,726	$30,190,695	$21,214,967	1.9	45.0

Selected average balances
Total assets	$30,364,645	$24,062,099	$20,780,413	26.2	46.1
Earning assets	26,149,066	21,272,715	18,496,395	22.9	41.4
Interest bearing deposits with banks	87,750	90,242	109,432	-2.8	-19.8
Securities	5,606,957	4,979,645	4,026,101	12.6	39.3
Loans held for sale	93,312	12,358	15,734	655.1	493.1
Loans and leases, net of unearned income	20,361,047	16,190,470	14,345,128	25.8	41.9
Allowance for credit losses	165,888	161,371	150,487	2.8	10.2
Goodwill and intangibles	2,377,711	1,398,635	1,100,129	70.0	116.1
Deposits	21,155,452	17,132,627	15,655,637	23.5	35.1
Short-term borrowings	3,886,410	3,202,033	1,716,565	21.4	126.4
Long-term borrowings	680,414	534,762	657,059	27.2	3.6
Total stockholders' equity	4,386,438	3,007,853	2,532,226	45.8	73.2
Preferred stockholders' equity	106,882	106,882	106,882	0.0	0.0

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Six Months
	Ended June 30,		Percent
Balance Sheet (at period end)	2017	2016	Variance
Assets
Cash and due from banks	$397,482	$285,783	39.1
Interest bearing deposits with banks	125,136	113,244	10.5
Cash and cash equivalents	522,618	399,027	31.0
Securities available for sale	2,593,455	2,133,662	21.5
Securities held to maturity	3,075,634	2,064,305	49.0
Loans held for sale	168,727	12,062	1298.8
Loans and leases, net of unearned income	20,533,298	14,563,128	41.0
Allowance for credit losses	(165,699)	(154,369)	7.3
Net loans and leases	20,367,599	14,408,759	41.4
Premises and equipment, net	335,297	224,805	49.2
Goodwill	2,244,972	1,021,247	119.8
Core deposit and other intangible assets, net	131,410	83,744	56.9
Bank owned life insurance	476,363	328,127	45.2
Other assets	837,651	539,229	55.3
Total Assets	$30,753,726	$21,214,967	45.0

Liabilities
Deposits:
Non-interest bearing demand	$5,544,753	$3,969,115	39.7
Interest bearing demand	9,221,408	6,657,651	38.5
Savings	2,562,259	2,284,159	12.2
Certificates and other time deposits	3,723,287	2,617,637	42.2
Total Deposits	21,051,707	15,528,562	35.6
Short-term borrowings	4,425,967	2,260,411	95.8
Long-term borrowings	656,883	656,844	0.0
Other liabilities	226,731	223,813	1.3
Total Liabilities	26,361,288	18,669,630	41.2

Stockholders' Equity
Preferred Stock	106,882	106,882	0.0
Common stock	3,250	2,116	53.6
Additional paid-in capital	4,024,576	2,220,243	81.3
Retained earnings	333,201	255,921	30.2
Accumulated other comprehensive loss	(56,383)	(25,459)	121.5
Treasury stock	(19,088)	(14,366)	32.9
Total Stockholders' Equity	4,392,438	2,545,337	72.6
Total Liabilities and Stockholders' Equity	$30,753,726	$21,214,967	45.0

Selected average balances
Total assets	$27,230,782	$19,848,526	37.2
Earning assets	23,724,362	17,697,479	34.1
Interest bearing deposits with banks	88,989	116,439	-23.6
Securities	5,295,034	3,776,149	40.2
Loans held for sale	53,059	10,931	385.4
Loans and leases, net of unearned income	18,287,280	13,793,960	32.6
Allowance for credit losses	163,642	146,715	11.5
Goodwill and intangibles	1,890,878	1,037,401	82.3
Deposits	19,155,152	14,925,699	28.3
Short-term borrowings	3,546,112	1,638,035	116.5
Long-term borrowings	607,991	652,775	-6.9
Total stockholders' equity	3,700,953	2,430,970	52.2
Preferred stockholders' equity	106,882	106,882	0.0

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				Percent Variance
				2Q17 -	2Q17 -
	2Q17	1Q17	2Q16	1Q17	2Q16
Performance ratios
Return on average equity	6.80%	3.10%	6.56%
Return on average tangible equity (1)	15.26%	6.23%	12.14%
Return on average tangible common equity (1)	15.69%	6.14%	12.50%
Return on average assets	0.98%	0.39%	0.80%
Return on average tangible assets (1)	1.11%	0.45%	0.89%
Net interest margin (FTE) (1) (2)	3.42%	3.35%	3.41%
Yield on earning assets (FTE) (1) (2)	3.92%	3.77%	3.77%
Cost of interest-bearing liabilities	0.65%	0.54%	0.47%
Cost of funds	0.51%	0.43%	0.37%
Efficiency ratio (1)	54.26%	57.15%	55.45%
Effective tax rate	28.47%	22.01%	30.60%

Capital ratios
Equity / assets (period end)	14.28%	14.43%	12.00%
Common equity / assets (period end)	13.94%	14.07%	11.49%
Leverage ratio	7.63%	9.64%	7.73%
Tangible equity / tangible assets (period end) (1)	7.20%	7.18%	7.21%
Tangible common equity / tangible assets (period end) (1)	6.83%	6.80%	6.68%

Balances at period end
Loans and Leases:
Commercial real estate	$8,822,929	$8,768,357	$5,355,625	0.6	64.7
Commercial and industrial	3,910,927	3,792,679	3,079,605	3.1	27.0
Commercial leases	226,483	197,071	200,350	14.9	13.0
Commercial loans and leases	12,960,339	12,758,107	8,635,580	1.6	50.1
Direct installment	1,949,980	1,965,118	1,830,206	-0.8	6.5
Residential mortgages	2,429,843	2,342,167	1,678,646	3.7	44.8
Indirect installment	1,374,524	1,259,947	1,076,817	9.1	27.6
Consumer LOC	1,788,534	1,805,996	1,290,053	-1.0	38.6
Other	30,079	46,315	51,826	-35.1	-42.0
Total loans and leases	$20,533,299	$20,177,650	$14,563,128	1.8	41.0

Deposits:
Non-interest bearing deposits	$5,544,753	$5,537,679	$3,969,115	0.1	39.7
Interest bearing demand	9,221,408	9,285,393	6,657,651	-0.7	38.5
Savings	2,562,259	2,623,531	2,284,159	-2.3	12.2
Certificates of deposit and other time deposits	3,723,287	3,879,669	2,617,637	-4.0	42.2
Total deposits	$21,051,707	$21,326,272	$15,528,562	-1.3	35.6

Average balances
Loans and Leases:
Commercial real estate	$8,779,618	$6,222,381	$5,276,960	41.1	66.4
Commercial and industrial	3,851,803	3,245,732	3,062,936	18.7	25.8
Commercial leases	199,648	196,159	201,481	1.8	-0.9
Commercial loans and leases	12,831,069	9,664,272	8,541,377	32.8	50.2
Direct installment	1,956,027	1,869,218	1,807,048	4.6	8.2
Residential mortgages	2,412,881	1,969,374	1,615,438	22.5	49.4
Indirect installment	1,310,729	1,226,488	1,044,870	6.9	25.4
Consumer LOC	1,797,266	1,416,184	1,281,636	26.9	40.2
Other	53,075	44,934	54,759	18.1	-3.1
Total loans and leases	$20,361,047	$16,190,470	$14,345,128	25.8	41.9

Deposits:
Non-interest bearing deposits	$5,466,286	$4,414,354	$3,941,857	23.8	38.7
Interest bearing demand	9,297,726	7,416,346	6,744,744	25.4	37.9
Savings	2,592,726	2,412,798	2,292,185	7.5	13.1
Certificates of deposit and other time deposits	3,798,714	2,889,129	2,676,851	31.5	41.9
Total deposits	$21,155,452	$17,132,627	$15,655,637	23.5	35.1

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Six Months
	Ended June 30,		Percent
	2017	2016	Variance
Performance ratios
Return on average equity	5.31%	5.58%
Return on average tangible equity (1)	11.28%	10.23%
Return on average tangible common equity (1)	11.51%	10.45%
Return on average assets	0.72%	0.68%
Return on average tangible assets (1)	0.82%	0.76%
Net interest margin (FTE) (1) (2)	3.39%	3.41%
Yield on earning assets (FTE) (1) (2)	3.85%	3.77%
Cost of interest-bearing liabilities	0.60%	0.47%
Cost of funds	0.47%	0.37%
Efficiency ratio (1)	55.54%	55.88%
Effective tax rate	27.04%	30.83%

Capital ratios
Equity / assets (period end)	14.28%	12.00%
Common equity / assets (period end)	13.94%	11.49%
Leverage ratio	7.63%	7.73%
Tangible equity / tangible assets (period end) (1)	7.20%	7.21%
Tangible common equity / tangible assets (period end) (1)	6.83%	6.68%

Balances at period end
Loans and Leases:
Commercial real estate	$8,822,929	$5,355,625	64.7
Commercial and industrial	3,910,927	3,079,605	27.0
Commercial leases	226,483	200,350	13.0
Commercial loans and leases	12,960,339	8,635,580	50.1
Direct installment	1,949,980	1,830,206	6.5
Residential mortgages	2,429,843	1,678,646	44.8
Indirect installment	1,374,524	1,076,817	27.6
Consumer LOC	1,788,534	1,290,053	38.6
Other	30,079	51,826	-42.0
Total loans and leases	$20,533,299	$14,563,128	41.0

Deposits:
Non-interest bearing deposits	$5,544,753	$3,969,115	39.7
Interest bearing demand	9,221,408	6,657,651	38.5
Savings	2,562,259	2,284,159	12.2
Certificates of deposit and other time deposits	3,723,287	2,617,637	42.2
Total deposits	$21,051,707	$15,528,562	35.6

Average balances
Loans and Leases:
Commercial real estate	$7,441,408	$5,048,341	47.4
Commercial and industrial	3,617,098	2,909,198	24.3
Commercial leases	197,913	202,851	-2.4
Commercial loans and leases	11,256,419	8,160,390	37.9
Direct installment	1,912,862	1,777,699	7.6
Residential mortgages	2,192,353	1,536,920	42.6
Indirect installment	1,268,841	1,025,906	23.7
Consumer LOC	1,607,778	1,243,699	29.3
Other	49,027	49,346	-0.6
Total loans and leases	$18,287,280	$13,793,960	32.6

Deposits:
Non-interest bearing deposits	$4,943,226	$3,695,543	33.8
Interest bearing demand	8,362,233	6,430,562	30.0
Savings	2,503,259	2,172,974	15.2
Certificates of deposit and other time deposits	3,346,434	2,626,619	27.4
Total deposits	$19,155,152	$14,925,699	28.3

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				Percent Variance
				2Q17 -	2Q17 -
Asset Quality Data	2Q17	1Q17	2Q16	1Q17	2Q16
Non-Performing Assets
Non-performing loans (3)
Non-accrual loans	$95,303	$81,390	$67,475	17.1	41.2
Restructured loans	19,487	23,988	22,542	-18.8	-13.6
Non-performing loans	114,790	105,378	90,017	8.9	27.5
Other real estate owned (OREO) (4)	45,712	50,088	48,344	-8.7	-5.4
Total non-performing assets	$160,502	$155,466	$138,361	3.2	16.0

Non-performing loans / total loans and leases	0.56%	0.52%	0.62%
Non-performing loans / total originated loans
and leases (5)	0.75%	0.77%	0.74%
Non-performing loans + OREO / total loans and
leases + OREO	0.78%	0.77%	0.95%
Non-performing loans + OREO / total originated
loans and leases + OREO (5)	1.08%	1.12%	1.15%
Non-performing assets / total assets	0.52%	0.51%	0.65%

Allowance Rollforward
Allowance for credit losses (originated portfolio) (5)
Balance at beginning of period	$154,214	$150,792	$142,220	2.3	8.4
Provision for credit losses	17,538	11,336	16,384	54.7	7.0
Net loan charge-offs	(12,660)	(7,914)	(9,885)	60.0	28.1
Allowance for credit losses (originated portfolio) (5)	159,092	154,214	148,719	3.2	7.0

Allowance for credit losses (acquired portfolio) (6)
Balance at beginning of period	6,568	7,267	5,580	-9.6	17.7
Provision for credit losses	(782)	(486)	256	60.9	-405.5
Net loan (charge-offs)/recoveries	821	(213)	(186)	-485.4	-541.4
Allowance for credit losses (acquired portfolio) (6)	6,607	6,568	5,650	0.6	16.9

Total allowance for credit losses	$165,699	$160,782	$154,369	3.1	7.3

Allowance for credit losses / total loans and leases	0.81%	0.80%	1.06%
Allowance for credit losses (originated loans and leases) /
total originated loans and leases (5)	1.15%	1.19%	1.26%
Allowance for credit losses (originated loans and leases) /
total non-performing loans (3)	152.77%	153.78%	169.89%
Net loan charge-offs (annualized) / total average loans
and leases	0.23%	0.20%	0.28%
Net loan charge-offs on originated loans and leases
(annualized) / total average originated loans and
leases (5)	0.38%	0.25%	0.35%

Delinquency - Originated Portfolio (5)
Loans 30-89 days past due	$43,684	$38,398	$48,706	13.8	-10.3
Loans 90+ days past due	8,448	6,932	6,186	21.9	36.6
Non-accrual loans	84,651	76,294	64,998	11.0	30.2
Total past due and non-accrual loans	$136,783	$121,624	$119,890	12.5	14.1

Total past due and non-accrual loans / total originated loans	0.99%	0.94%	1.02%

Memo item:
Delinquency - Acquired Portfolio (6) (7)
Loans 30-89 days past due	$86,943	$85,170	$42,939	2.1	102.5
Loans 90+ days past due	61,422	69,213	47,085	-11.3	30.4
Non-accrual loans	10,652	5,096	2,477	n/m	n/m
Total past due and non-accrual loans	$159,017	$159,479	$92,501	-0.3	71.9

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Six Months
	Ended June 30,		Percent
Asset Quality Data	2017	2016	Variance
Non-Performing Assets
Non-performing loans (3)
Non-accrual loans	$95,303	$67,475	41.2
Restructured loans	19,487	22,542	-13.6
Non-performing loans	114,790	90,017	27.5
Other real estate owned (OREO) (4)	45,712	48,344	-5.4
Non-performing loans and OREO	160,502	138,361	16.0
Non-performing investments	0	0	n/m
Total non-performing assets	$160,502	$138,361	16.0

Non-performing loans / total loans and leases	0.56%	0.62%
Non-performing loans / total originated loans
and leases (5)	0.75%	0.74%
Non-performing loans + OREO / total loans and
leases + OREO	0.78%	0.95%
Non-performing loans + OREO / total originated
loans and leases + OREO (5)	1.08%	1.15%
Non-performing assets / total assets	0.52%	0.65%

Allowance Rollforward
Allowance for credit losses (originated portfolio) (5)
Balance at beginning of period	$150,792	$135,285	11.5
Provision for credit losses	28,874	29,224	-1.2
Net loan charge-offs	(20,574)	(15,790)	30.3
Allowance for credit losses (originated portfolio) (5)	159,092	148,719	7.0

Allowance for credit losses (acquired portfolio) (6)
Balance at beginning of period	7,267	6,727	8.0
Provision for credit losses	(1,268)	(816)	55.4
Net loan (charge-offs)/recoveries	608	(261)	-333.0
Allowance for credit losses (acquired portfolio) (6)	6,607	5,650	16.9

Total allowance for credit losses	$165,699	$154,369	7.3

Allowance for credit losses / total loans and leases	0.81%	1.06%
Allowance for credit losses (originated loans and leases) /
total originated loans and leases (5)	1.15%	1.26%
Allowance for credit losses (originated loans and leases) /
total non-performing loans (3)	152.77%	169.89%
Net loan charge-offs (annualized) / total average loans
and leases	0.22%	0.23%
Net loan charge-offs on originated loans and leases
(annualized) / total average originated loans and
leases (5)	0.31%	0.28%

Delinquency - Originated Portfolio (5)
Loans 30-89 days past due	$43,684	$48,706	-10.3
Loans 90+ days past due	8,448	6,186	36.6
Non-accrual loans	84,651	64,998	30.2
Total past due and non-accrual loans	$136,783	$119,890	14.1

Total past due and non-accrual loans / total originated loans	0.99%	1.02%

Memo item:
Delinquency - Acquired Portfolio (6) (7)
Loans 30-89 days past due	$86,943	$42,939	102.5
Loans 90+ days past due	61,422	47,085	30.4
Non-accrual loans	10,652	2,477	n/m
Total past due and non-accrual loans	$159,017	$92,501	71.9

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2Q17			1Q17
		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$87,750	$161	0.74%	$85,663	$180	0.85%
Federal funds sold	0	0	0.00%	4,579	8	0.72%
Taxable investment securities (8)	4,923,492	25,130	2.04%	4,479,439	22,479	2.01%
Non-taxable investment securities (2)	683,465	7,128	4.17%	500,206	5,190	4.15%
Loans held for sale	93,312	1,702	8.70%	12,358	163	5.61%
Loans and leases (2) (9)	20,361,047	221,387	4.37%	16,190,470	170,195	4.26%
Total Interest Earning Assets (2)	26,149,066	255,508	3.92%	21,272,715	198,215	3.77%
Cash and due from banks	338,752			294,739
Allowance for loan losses	(165,888)			(161,371)
Premises and equipment	350,255			273,908
Other assets	3,692,460			2,382,108
Total Assets	$30,364,645			$24,062,099

Liabilities
Deposits:
Interest-bearing demand	$9,297,726	8,256	0.36%	$7,416,346	4,831	0.26%
Savings	2,592,726	641	0.10%	2,412,798	521	0.09%
Certificates and other time	3,798,714	7,856	0.83%	2,889,129	6,388	0.90%
Short-term borrowings	3,886,410	10,959	1.13%	3,202,033	6,674	0.84%
Long-term borrowings	680,414	4,907	2.89%	534,762	3,527	2.68%
Total Interest Bearing Liabilities	20,255,990	32,619	0.65%	16,455,068	21,941	0.54%
Non-interest bearing demand deposits	5,466,286			4,414,354
Other liabilities	255,931			184,824
Total Liabilities	25,978,207			21,054,246
Stockholders' equity	4,386,438			3,007,853
Total Liabilities and Stockholders' Equity	$30,364,645			$24,062,099

Net Interest Earning Assets	$5,893,076			$4,817,647

Net Interest Income (FTE) (2)		222,889			176,274
Tax Equivalent Adjustment		(4,474)			(3,522)
Net Interest Income		$218,415			$172,752

Net Interest Spread			3.27%			3.23%
Net Interest Margin (2)			3.42%			3.35%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2Q16
		Interest	Average
	Average	Earned	Yield
	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$109,432	$97	0.36%
Federal funds sold	0	0	0.00%
Taxable investment securities (8)	3,728,873	17,977	1.93%
Non-taxable investment securities (2)	297,228	3,266	4.40%
Loans held for sale	15,734	191	4.86%
Loans and leases (2) (9)	14,345,128	152,191	4.27%
Total Interest Earning Assets (2)	18,496,395	173,722	3.77%
Cash and due from banks	284,061
Allowance for loan losses	(150,487)
Premises and equipment	221,030
Other assets	1,929,414
Total Assets	$20,780,413

Liabilities
Deposits:
Interest-bearing demand	$6,744,744	4,051	0.24%
Savings	2,292,185	465	0.08%
Certificates and other time	2,676,851	5,908	0.89%
Short-term borrowings	1,716,565	2,559	0.59%
Long-term borrowings	657,059	3,579	2.19%
Total Interest Bearing Liabilities	14,087,404	16,562	0.47%
Non-interest bearing demand deposits	3,941,857
Other liabilities	218,926
Total Liabilities	18,248,187
Stockholders' equity	2,532,226
Total Liabilities and Stockholders' Equity	$20,780,413

Net Interest Earning Assets	$4,408,991

Net Interest Income (FTE) (2)		157,160
Tax Equivalent Adjustment		(2,791)
Net Interest Income		$154,369

Net Interest Spread			3.30%
Net Interest Margin (2)			3.41%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Six Months Ended June 30,
	2017			2016
		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$86,712	$341	0.79%	$116,439	$214	0.37%
Federal funds sold	2,277	8	0.72%	0	0	0.00%
Taxable investment securities (8)	4,702,692	47,609	2.02%	3,491,673	34,469	1.98%
Non-taxable investment securities (2)	592,342	12,318	4.16%	284,476	6,358	4.47%
Loans held for sale	53,059	1,868	7.96%	10,931	269	4.92%
Loans and leases (2) (9)	18,287,280	391,579	4.32%	13,793,960	290,628	4.24%
Total Interest Earning Assets (2)	23,724,362	453,723	3.85%	17,697,479	331,938	3.77%
Cash and due from banks	316,867			266,505
Allowance for loan losses	(163,642)			(146,715)
Premises and equipment	312,292			206,286
Other assets	3,040,903			1,824,971
Total Assets	$27,230,782			$19,848,526

Liabilities
Deposits:
Interest-bearing demand	$8,362,233	13,087	0.32%	$6,430,562	7,507	0.23%
Savings	2,503,259	1,162	0.09%	2,172,975	829	0.08%
Certificates and other time	3,346,434	14,244	0.86%	2,626,619	11,574	0.89%
Short-term borrowings	3,546,112	17,633	1.00%	1,638,035	4,920	0.60%
Long-term borrowings	607,991	8,434	2.80%	652,775	7,132	2.20%
Total Interest Bearing Liabilities	18,366,029	54,560	0.60%	13,520,966	31,962	0.48%
Non-interest bearing demand deposits	4,943,226			3,695,543
Other liabilities	220,574			201,047
Total Liabilities	23,529,829			17,417,556
Stockholders' equity	3,700,953			2,430,970
Total Liabilities and Stockholders' Equity	$27,230,782			$19,848,526

Net Interest Earning Assets	$5,358,333			$4,176,513

Net Interest Income (FTE) (2)		399,163			299,976
Tax Equivalent Adjustment		(7,996)			(5,253)
Net Interest Income		$391,167			$294,723

Net Interest Spread			3.25%			3.29%
Net Interest Margin (2)			3.39%			3.41%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE INDICATORS

We believe the following non-GAAP financial measures provide information useful to investors in understanding our operating performance and trends, and facilitate comparisons with the performance of our peers.  The non-GAAP financial measures we use may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with U.S. GAAP.  The following tables summarize the non-GAAP financial measures included in this press release and derived from amounts reported in our financial statements.

				For the Six Months
				Ended June 30,
	2Q17	1Q17	2Q16	2017	2016
Return on average tangible equity:
Net income (annualized)	$298,443	$93,191	$166,106	$196,384	$135,605
Amortization of intangibles, net of tax (annualized)	12,547	8,166	8,856	10,369	7,891
Tangible net income (annualized)	310,990	101,357	174,962	206,753	143,496

Average total stockholders' equity	4,386,438	3,007,853	2,532,226	3,700,953	2,430,970
Less: Average intangibles	(2,348,767)	(1,381,712)	(1,090,542)	(1,867,911)	(1,028,069)
Average tangible stockholders' equity	2,037,671	1,626,141	1,441,684	1,833,042	1,402,902

Return on average tangible equity (non-GAAP)	15.26%	6.23%	12.14%	11.28%	10.23%

Return on average tangible common equity:
Net income available to common stockholders (annualized)	$290,381	$85,042	$158,025	$188,277	$127,520
Amortization of intangibles, net of tax (annualized)	12,547	8,166	8,856	10,369	7,891
Tangible net income available to common stockholders (annualized)	302,928	93,209	166,881	198,646	135,411

Average total stockholders' equity	4,386,438	3,007,853	2,532,226	3,700,953	2,430,970
Less: Average preferred stockholders' equity	(106,882)	(106,882)	(106,882)	(106,882)	(106,882)
Less: Average intangibles	(2,348,767)	(1,381,712)	(1,090,542)	(1,867,911)	(1,028,069)
Average tangible common equity	1,930,789	1,519,259	1,334,802	1,726,160	1,296,020

Return on average tangible common equity (non-GAAP)	15.69%	6.14%	12.50%	11.51%	10.45%

Return on average tangible assets:
Net income (annualized)	$298,443	$93,191	$166,106	$196,384	$135,605
Amortization of intangibles, net of tax (annualized)	12,547	8,166	8,856	10,369	7,891
Tangible net income (annualized)	310,990	101,357	174,962	206,753	143,496

Average total assets	30,364,645	24,062,099	20,780,413	27,230,782	19,848,526
Less: Average intangibles	(2,348,767)	(1,381,712)	(1,090,542)	(1,867,911)	(1,028,069)
Average tangible assets	28,015,878	22,680,387	19,689,871	25,362,871	18,820,457

Return on average tangible assets (non-GAAP)	1.11%	0.45%	0.89%	0.82%	0.76%

Tangible book value per common share:
Total stockholders' equity	$4,392,438	$4,355,795	$2,545,337
Less: preferred stockholders' equity	(106,882)	(106,882)	(106,882)
Less: intangibles	(2,346,653)	(2,356,800)	(1,094,687)
Tangible common equity	1,938,903	1,892,113	1,343,768

Common shares outstanding	323,226,474	322,906,763	210,120,601

Tangible book value per common share (non-GAAP)	$6.00	$5.86	$6.40

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				For the Six Months
				Ended June 30,
	2Q17	1Q17	2Q16	2017	2016
Tangible equity / tangible assets (period end):
Total shareholders' equity	$4,392,438	$4,355,795	$2,545,337
Less: intangibles	(2,346,653)	(2,356,800)	(1,094,687)
Tangible equity	2,045,785	1,998,995	1,450,650

Total assets	30,753,726	30,190,695	21,214,967
Less: intangibles	(2,346,653)	(2,356,800)	(1,094,687)
Tangible assets	28,407,073	27,833,895	20,120,280

Tangible equity / tangible assets (period end) (non-GAAP)	7.20%	7.18%	7.21%

Tangible common equity / tangible assets (period end):
Total stockholders' equity	$4,392,438	$4,355,795	$2,545,337
Less: preferred stockholders' equity	(106,882)	(106,882)	(106,882)
Less: intangibles	(2,346,653)	(2,356,800)	(1,094,687)
Tangible common equity	1,938,903	1,892,113	1,343,768

Total assets	30,753,726	30,190,695	21,214,967
Less: intangibles	(2,346,653)	(2,356,800)	(1,094,687)
Tangible assets	28,407,073	27,833,895	20,120,280

Tangible common equity / tangible assets (period end) (non-GAAP)	6.83%	6.80%	6.68%

KEY PERFORMANCE INDICATORS

Efficiency Ratio (FTE):
Total non-interest expense	$163,714	$187,555	$129,629	$351,269	$266,277
Less: amortization of intangibles	(4,813)	(3,098)	(3,388)	(7,911)	(6,037)
Less: OREO expense	(1,008)	(983)	(172)	(1,991)	(1,581)
Less: merger-related expense	(1,354)	(52,724)	(10,551)	(54,078)	(35,491)
Less: impairment charge on other assets	0	0	0	0	(2,585)
Adjusted non-interest expense	156,539	130,750	115,520	287,289	220,582

Net interest income	218,415	172,752	154,369	391,167	294,723
Taxable equivalent adjustment	4,474	3,522	2,791	7,996	5,253
Non-interest income	66,078	55,116	51,411	121,194	97,455
Less: net securities gains	(493)	(2,625)	(226)	(3,118)	(297)
Less: gain on redemption of trust preferred securities	0	0	0	0	(2,422)
Adjusted net interest income (FTE) + non-interest income	288,474	228,765	208,344	517,239	394,712

Efficiency ratio (FTE) (non-GAAP)	54.26%	57.15%	55.45%	55.54%	55.88%

(1)	See non-GAAP financial measures section of this Press Release for additional information relating to the calculation of this item.
(2)

The net interest margin and yield on earning assets (all non-GAAP measures) are presented on a fully taxable equivalent (FTE) basis, which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35% for each period presented.

(3)	Does not include loans acquired at fair value ("acquired portfolio").
(4)	Includes all other real estate owned, including those balances acquired through business combinations that have been in acquired loans prior to foreclosure.
(5)	"Originated Portfolio" or "Originated Loans and Leases" equals loans and leases not included by definition in the Acquired Portfolio.
(6)

"Acquired Portfolio" or "Acquired Loans" equals loans acquired at fair value, accounted for in accordance with ASC 805 which was effective January 1, 2009. The risk of credit loss on these loans has been considered by virtue of our estimate of acquisition-date fair value and these loans are considered accruing as we primarily recognize interest income through accretion of the difference between the carrying value of these loans and their expected cash flows.  Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

(7)	Represents contractual balances.
(8)	The average balances and yields earned on taxable investment securities are based on historical cost.
(9)

Average balances for loans include non-accrual loans.  Loans and leases consist of average total loans and leases less average unearned income.  The amount of loan fees included in interest income is immaterial.

CONTACT: Analyst/Institutional Investor Contact: Matthew Lazzaro, 724-983-4254, 412-216-2510 (cell), lazzaro@fnb-corp.com; Media Contact: Jennifer Reel, 724-983-4856, 724-699-6389 (cell), reel@fnb-corp.com